UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2022

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
JELD-WEN Holding, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2022. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2017 Omnibus Equity Plan to add 2,400,000 shares. The amendment, which became effective upon stockholder approval, was previously approved by the Company’s Board of Directors, subject to stockholder approval, based upon the recommendation of the Compensation Committee of the Board. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the 2017 Omnibus Equity Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.
On May 4, 2022, the Company announced that Daniel Castillo, EVP and President, North America, will be resigning from that position, effective May 24, 2022, to pursue a different opportunity. His resignation is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (“Charter”) to remove the waiver of corporate opportunities available to the Company’s former sponsor, Onex Corporation. The Company filed its Charter with the Secretary of State of the State of Delaware on May 2, 2022. In addition, on April 28, 2022, the Board approved amendments to the Company’s Third Amended and Restated Bylaws (“Bylaws”) to clarify certain requirements under its advance notice provisions. The foregoing summaries of the Company’s Charter and Bylaws are qualified in their entirety by reference to the full text of the documents, copies of which are filed hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting was held on April 28, 2022. There were 90,038,385 shares of common stock entitled to vote at the meeting and 81,869,485 shares were voted in person or by proxy (approximately 90.92% of shares entitled to vote). The final voting results for the matters submitted to a vote of stockholders were as follows:
Proposal No. 1 – Election of Directors
At the Annual Meeting, the Company’s stockholders elected the persons listed below for a one-year term expiring at the Company’s 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or their earlier death, resignation or removal:

Directors	Votes Cast For	Votes Withheld	Broker Non-Votes
Tracey I. Joubert	80,528,503	330,456	1,010,526
Cynthia Marshall	80,085,429	773,530	1,010,526
Gary S. Michel	78,695,649	2,163,310	1,010,526
David G. Nord	80,528,286	330,673	1,010,526
Suzanne L. Stefany	79,424,119	1,434,840	1,010,526
Bruce M. Taten	79,952,679	906,280	1,010,526
Roderick C. Wendt	80,527,227	331,732	1,010,526
Steven E. Wynne	80,333,861	525,098	1,010,526
Proposal No. 2 – Non-Binding Advisory Vote on Executive Compensation
The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to our named executive officers.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
78,637,359	2,200,649	20,951	1,010,526

Proposal No. 3 – Ratification of Independent Auditor
The Company’s stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditor for fiscal 2022.

Votes Cast For	Votes Cast Against	Abstentions
81,249,440	611,372	8,673
Proposal No. 4 – Approval of Amendment to Charter
The Company’s stockholders approved the proposed amendment to the Company’s Charter to remove the waiver of corporate opportunities available to the Company’s former sponsor, Onex Corporation, and is no longer applicable.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
80,833,531	9,439	15,989	1,010,526
Proposal No. 5 – Approval of Amendment to 2017 Omnibus Equity Plan
The Company’s stockholders approved the proposed amendment to increase the number of shares available for issuance by 2,400,000 shares.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
78,041,710	2,805,103	12,146	1,010,526
There were no other items of business raised during the meeting and the meeting was duly adjourned.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of JELD-WEN Holding, Inc.
3.2	Third Amended and Restated Bylaws of JELD-WEN Holding, Inc.
10+	JELD-WEN Holding, Inc. 2017 Omnibus Equity Plan (incorporated herein by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 18, 2022).
104	Cover Page Interactive Data file (formatted as Inline XBRL).
+	Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of JELD-WEN Holding, Inc.
3.2	Third Amended and Restated Bylaws of JELD-WEN Holding, Inc.
10+	JELD-WEN Holding, Inc. 2017 Omnibus Equity Plan (incorporated herein by reference to Exhibit B of the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 18, 2022).
104	Cover Page Interactive Data file (formatted as Inline XBRL).
+	Indicates management contract or compensatory plan.